UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     October 25, 2007

Radiant Logistics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50283	04-3625550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1227 120th NE
Bellevue, WA 98005
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code     (425) 943-4599

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2007, Rodney Eaton, our Vice President, Chief Accounting Officer & Controller, resigned from Radiant Logistics, Inc. (the “Company”, “we” or “us”). Bohn H. Crain, our Chief Executive Officer, Chief Financial Officer and a director, has been appointed to serve as our Chief Accounting Officer on an interim basis. Information regarding Mr. Crain’s business experience and transactions with the Company is set forth in Items 10 and 13 of our Annual Report on From 10-K for the year ended June 30, 2007.

On October 26, 2007, we appointed Stephen P. Harrington to serve as a director of the Company. SPH Investments, Inc., a company owned and controlled by Mr. Harrington, owns 1,734,849 shares of our common stock which constitutes of 5.1% of our outstanding shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT LOGISTICS, INC.

Date: October 30, 2007	By:	/s/ Bohn H. Crain
Bohn H. Crain
Chief Executive Officer